Exhibit 10.22
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”) is entered into as of May 21, 2008, by and among Study Island, LLC, a Delaware limited liability company (“Borrower”), the other person designated as a “Credit Party” on the signature pages hereof, the financial institutions designated as “Lenders” on the signature pages hereof (“Lenders”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”), for itself as a Lender (including as Swingline Lender) and L/C Issuer and as Agent for Lenders. Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).
RECITALS
     WHEREAS, Borrower, the other Credit Party, Agent and Lenders have entered into that certain Credit Agreement, dated as of November 16, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower, Agent and Lenders have agreed to amend certain terms of the Credit Agreement as described herein.
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.
     SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
     (a) Section 5.8(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(k) The Closing Dividend; provided, that with respect to clause (b) of the definition thereof, (i) no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) the Leverage Ratio as of the most recently ended fiscal quarter for which financial statements have been delivered on a Pro Forma Basis is not greater than (A) in the case of a Closing Dividend prior to December 31, 2008, 4.50 to 1.0 and (B) in the case of a Closing Dividend thereafter, 3.50 to 1.0; and (iii) Borrower has at least $2,000,000 in cash or Cash Equivalents on hand or on deposit net of the outstanding principal balance of the Revolving Loan after giving effect to such Dividend.”
     (b) The definition of “Closing Dividend” set forth in Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Closing Dividend” means the Dividends paid (a) on the Closing Date by the Borrower to Holdings and by Holdings to the holders of its Equity Interests in an amount not to exceed $74,000,000 and (b) on or before June 30, 2009 by the Borrower to Holdings and by Holdings to the holders of its Equity Interests in an amount not to exceed Available Cash.”
     (c) The clause (f) of the definition of “Permitted Acquisition” in Section 11.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
“(f) the total consideration paid or payable (including without limitation, any deferred payment and the principal amount of all Indebtedness assumed in connection therewith) for all Acquisitions consummated during the term of this Agreement (excluding the TeacherWeb Acquisition) shall not exceed $10,000,000 in the aggregate plus the Available Amount plus Available Cash; and”
     (d) The definition of “TeacherWeb Acquisition” shall be added to Section 11.1 of the Credit Agreement to read as follows:
““TeacherWeb Acquisition” means the acquisition of all or substantially all of the capital stock or assets of TeacherWeb, Inc. for an aggregate purchase price not to exceed $10,000,000.”
     SECTION 3. Representations and Warranties of Credit Parties. Each Credit Party represents and warrants that:
     (a) The execution, delivery and performance by such Credit Party of this Agreement has been duly authorized by all necessary corporate (or equivalent) action and is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
     (b) After giving effect to the Agreement, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.
     SECTION 4. Condition To Effectiveness. This Agreement shall be effective upon satisfaction of the following conditions precedent:
     (a) Execution and delivery of this Agreement by the Borrower, the other Credit Party, Agent and the Required Lenders; and
     (b) Each representation and warranty contained herein shall be true and correct in all material respects.
     SECTION 5. Reference To And Effect Upon The Credit Agreement.

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     (a) Except as specifically modified above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents, except as specifically set forth herein.
     SECTION 6. Costs And Expenses. Borrower agrees to reimburse Agent for all reasonable and documented out-of-pocket costs and expenses incurred by Agent, including the reasonable and documented costs and expenses of one counsel to Agent for advice, assistance, or other representation in connection with this Agreement.
     SECTION 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
     SECTION 8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.
     SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile transmission), each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
<signature pages follow>

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     IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

BORROWER:

STUDY ISLAND, LLC

By:	/s/ James B. Walburg
Name:	James B. Walburg

Title:	CFO

OTHER CREDIT PARTY:

STUDY ISLAND HOLDINGS, LLC

By:	/s/ James B. Walburg

Name:	James B. Walburg

Title:	CFO

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Brian Y. Guffin
Name:	Brian Y. Guffin

Title:	Duly Authorized Signatory

NEWSTAR CP FUNDING LLC

By: NewStar Financial, Inc., its Designated Manager

By:	/s/ Peter M. Benham
Name:	Peter M. Benham
Title:	Managing Director

NEWSTAR WAREHOUSE FUNDING 2005 LLC

By: NewStar Financial, Inc., its Manager

By:	/s/ Peter M. Benham

Name:	Peter M. Benham
Title:	Managing Director

NEWSTAR CREDIT OPPORTUNITIES FUNDING II LTD.

By: NewStar Financial, Inc., its Manager

By:	/s/ Peter M. Benham

Name:	Peter M. Benham
Title:	Managing Director

NEWSTAR COMMERCIAL LOAN TRUST 2005-1

By: NewStar Financial, Inc., as Servicer

By:	/s/ Peter M. Benham

Name:	Peter M. Benham
Title:	Managing Director

NEWSTAR DB TERM FUNDING LLC

By: NewStar Financial, Inc., its Manager

By:	/s/ Peter M. Benham

Name:	Peter M. Benham
Title:	Managing Director

BMO CAPITAL MARKETS FINANCING INC, as a Lender

By:	/s/ Kathleen J. Collins
Name:	KATHLEEN J. COLLINS

Title:	DIRECTOR